UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 10, 2015, Juno Therapeutics, Inc. (“Juno”) announced its financial results for the quarter ended September 30, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless Juno expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

(e)

Change in Control and Severance Plan

On November 4, 2015, Juno’s Board of Directors (the “Board”) adopted a change in control and severance plan (the “Severance Plan”) applicable to Juno’s employees with a rank of vice president, an equivalent title, or a more senior title, including Juno’s Chief Executive Officer (“CEO”) and other officers under Section 16 of the Exchange Act (“Section 16 Officers”).

Under the plan, for the period commencing from the closing of a “Change in Control” (as defined in the Severance Plan) until 12 months following a Change in Control (the “change in control period”) if any plan participant is terminated for any reason other than “Cause” (as defined in the Severance Plan), death or disability or a plan participant voluntarily resigns for “Good Reason,” the plan participant would be entitled to receive severance benefits. Upon the occurrence of such an event, each plan participant is entitled to receive the severance benefits set forth in the table below, provided that such benefits are more favorable than the plan participant would be entitled to receive under his or her employment contract with Juno:

Class of Participant	Salary Severance(1)	Bonus Severance(2)	Continued Benefits(3)	Equity Award Vesting Acceleration(4)
CEO	24 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	24 months	100% of unvested and outstanding equity awards

Section 16 Officers	12 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	12 months	100% of unvested and outstanding equity awards

All Other Participants	9 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	9 months	100% of unvested and outstanding equity awards

(1)	Salary severance will be equal to the number of months of the plan participant’s base salary as set forth in the table above.

(2)	Bonus severance will be equal to the greater of (i) 100% of the plan participant’s target bonus amount for the fiscal year of termination, pro-rated based on the proportion of the then-current fiscal year served through the date of termination, or (ii) actual achievement against target objectives as of the date of termination.
(3)	Continued benefits will consist of Juno’s reimbursement of the plan participant’s premium payments to continue health coverage under COBRA, or a taxable lump sum payment in lieu of reimbursement, as applicable, for a period of time with a maximum duration equal to the number of months set forth in the table above.
(4)	Equity award vesting acceleration will apply to all unvested and outstanding Juno equity awards held by the plan participant on the date of termination that were granted on or after November 4, 2015.

Additionally, with respect to any unvested equity award granted after November 4, 2015 that is held by a plan participant who remains a service provider of Juno through the closing of a Change in Control, 25% of the unvested shares subject to such award will become vested and exercisable immediately prior to the Change in Control. Further, if any unvested equity award is not assumed by the acquirer as part of the transaction, all of the unvested shares subject to such award will become vested and exercisable immediately prior to the Change in Control.

Further, under the Severance Plan, if, outside the change in control period, any plan participant is terminated for any reason other than Cause, death or disability, the plan participant would be entitled to receive severance benefits. Upon the occurrence of such an event, each plan participant is entitled to receive the severance benefits set forth in the table below, provided that such benefits are more favorable than the plan participant would be entitled to receive under his or her employment contract with Juno:

Class of Participant	Salary Severance(1)	Bonus Severance(2)	Continued Benefits(3)
CEO	12 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	12 months

Section 16 Officers	12 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	12 months

All Other Participants	9 months	Greater of (i) 100% of pro-rated annual target bonus or (ii) actual achievement as of date of termination	9 months

(1)	Salary severance will consist of continuing payments of the plan participant’s base salary for the number of months set forth in the table above.
(2)	Bonus severance will be equal to the greater of (i) 100% of the plan participant’s target bonus amount for the fiscal year of termination, pro-rated based on the proportion of the then-current fiscal year served through the date of termination, or (ii) actual achievement against target objectives as of the date of termination.
(3)	Continued benefits will consist of Juno’s reimbursement of the plan participant’s premium payments to continue health coverage under COBRA, or a taxable lump sum payment in lieu of reimbursement, as applicable, for a period of time with a maximum duration equal to the number of months set forth in the table above.

Pursuant to the Severance Plan, in order to receive the severance benefits, each plan participant must (i) comply with certain confidentiality, non-solicitation, non-competition, and non-disparagemeent requirements for a period equal to the length of time that the participant continues to receive severance benefits, and (ii) sign and not revoke a release of claims in Juno’s favor within the timeframe set forth in the Severance Plan.

The Severance Plan may not be amended in a manner that materially diminishes the rights of a plan participant under the Severance Plan without the plan participant’s written consent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Juno Therapeutics, Inc. dated November 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

	By:	/s/ Bernard J, Cassidy
Bernard J. Cassidy
General Counsel and Corporate Secretary

Date: November 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Juno Therapeutics, Inc. dated November 10, 2015